***Section 4 of this Amendment has been omitted pursuant to a request for confidential treatment and has been filed separately with the U.S. Securities and Exchange Commission.

Amendment #2
To
License Agreement 2003-03-0433

This amendment #2 ("Amendment #2") is made by and between Ocusense, Inc., a Delaware corporation, having an address at 1820 Holmby Avenue, #4 Los Angeles, CA 90025 ("LICENSEE") and The Regents of The University of California, a California corporation having its statewide administrative offices at 1111 Franklin Street, Oakland, California 94607-5200 ("UNIVERSITY"), represented by its San Diego campus having an address at University of California, San Diego, Technology Transfer & Intellectual Property Services, Mail-code 0910, 9500 Gilman Drive, La Jolla, California 92093-0910 ("UCSD").

This Amendment #2 is effective on the date of the last signature ("Effective Date").

RECITALS

WHEREAS, LICENSEE and UNIVERSITY previously entered into License Agreement #2003-03-0433 ("License") as of March 12, 2003 for the commercial development of UCSD invention disclosure SD2002- 180 titled, "Volume Independent Tear Film Osmometer" ("Invention"), and have previously entered into Amendment No.1 to the License Agreement effective June 9, 2003;

WHEREAS, LICENSEE attests that as of the Effective Date no sublicenses to License have been granted;

WHEREAS, LICENSEE attests that the first Licensed Product under License which LICENSEE brings to market will require Food and Drug Administration (FDA) approval;

WHEREAS, LICENSEE has made successful progress to date in developing Invention for commercial use;

WHEREAS, in its efforts to develop market opportunities for the Invention, LICENSEE has requested certain revisions and/or clarifications to the License so as to facilitate LICENSEE's establishment of meaningful distribution channels and strategic partnerships, furthering the likelihood of realizing broad commercial markets for Invention;

WHEREAS, UNIVERSITY is desirous that LICENSEE achieve the broadest possible commercial success with Invention and therefore UNIVERSITY is amenable to clarifying the terms of LICENSEE's agreement via the following amendments to License.

Therefore, it is hereby agreed that:

1. Paragraph 1.2(a) is amended to read, "use and products for the diagnosis of Dry Eye Syndrome"

2. Paragraph 1.9 is amended by addition of the following sentence:
"Contract manufacturers, contract research organizations, contract sales organizations and distributors selling on LICENSEE's behalf shall not be considered Sublicensees for purposes of this Agreement and their sales shall be treated as LICENSEE's sales. Distributors selling Licensed Products purchased from LICENSEE (or its Affiliate) that have exclusive distribution rights for a given territory shall be "Sublicensees" for purposes of determining "sublicense fees" to be shared pursuant to Section 3.1(c); but royalties with respect to such distributors shall be paid pursuant to Section 3.1 (b) based on the sales to such distributors by LICENSEE (or its Affiliate), and not based on sales by such distributors to subsequent purchasers."

3. Change Paragraph 2.2(b) to read, "Not used."

***Section 4 in its entirety, which consists of two pages, has been omitted pursuant to a request for confidential treatment and has been filed separately with the U.S. Securities and Exchange Commission.

5. Change Paragraph 3.3(a)(1) under Due Date from "July 1, 2005" to "September 1, 2006".

6. Change Paragraph 3.3(a)(2) under Due Date from "December 31, 2005" to "March 31, 2007".

7. Change Paragraph 3.3(a)(3) under Due Date from "December 31, 2007" to "September 1, 2008".

8. Add Paragraph 4.3(d) to read, "Refunds and Credits. In the event that LICENSEE is obligated to, and in fact does, refund or return all or part of any sublicense royalties, due to return of products and/or retro-active rebates on products sold, which LICENSEE has paid a share to UNIVERSITY pursuant to Paragraph 3.1(d), then LICENSEE shall request a credit against future royalty payments to the UNIVERSITY hereunder in the amount of the pro rata portion of such refunded or returned amounts previously shared with the UNIVERSITY. Such request shall not be unreasonably denied by UNIVERSITY."

9. Paragraph 7.3 is revised by addition of the following new subparagraph 7.3(g):
" (g) Paragraph 2.2(d)(2) and Paragraph 2.2(d)(3)."

IN WITNESS WHEREOF, both UNIVERSITY and LICENSEE have executed this Agreement, in duplicate originals, by their respective and duly authorized officers on the day and year written.

OCUSENSE INC.                                                                                                                                                                            THE REGENTS OF THE
                                                                                                                                                                                                            UNIVERSITY OF CALIFORNIA:

BY: /s/ Eric Donsky                                                                                                                                                                         BY: /s/ Alan S. Paau
      __________________                                                                                                                                                                  ____________________
      (Signature)                                                                                                                                                                                         (Signature)

Name: Eric Donsky                                                                                                                                                                          Name: Alan S. Paau
Title: CEO                                                                                                                                                                                          Title: Assistant Vice Chancellor
                                                                                                                                                                                                            Technology Transfer & Intellectual
                                                                                                                                                                                                            Property Services

Date 9/5/05                                                                                                                                                                                       Date 9/2/2005